Consent of Independent Public Accounting Firm

Golden Queen Mining Co. Ltd.
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-102112) of Golden Queen Mining Co. Ltd., of our report dated March 12, 2007 relating to the consolidated financial statements of Golden Queen Mining Co. Ltd., which appears in this Form 10-KSB. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Chartered Accountants

Vancouver, Canada
April 11, 2007